EXHIBIT 99.1

CAPSTONE TO RECEIVE $5 MILLION IN SETTLEMENT WITH FORMER SUPPLIER

VAN NUYS, CA / ACCESSWIRE / February 22, 2021 / Capstone Turbine Corporation (www.capstoneturbine.com) (NASDAQ: CPST), the world's leading manufacturer of clean technology microturbine energy systems, announced today that it has reached a financial settlement in the amount of five million dollars arising out of claims pursued in confidential arbitration with a former strategic parts supplier. Capstone obtained this settlement following a multi-year arbitration process with the former parts supplier. The settlement proceeds will provide Capstone with additional resources to continue to improve customer system reliability and performance of some of its fielded C200/C1000 products.

“This settlement is a positive result for Capstone, and we are proud of the team effort involved in reaching this resolution in an otherwise highly technical and expert-driven case,” stated Darren Jamison, President and Chief Executive Officer of Capstone Turbine Corporation. "Having this case settled not only lets us increase our focus on our core business but also provides the required financial resources necessary to put the issue fully behind us. Resolution of this long-running arbitration process is a critical element in support of our stated goal of reaching positive adjusted EBITDA, through both the already realized lower warranty costs since we transitioned from this supplier in 2019 and future improved service margins for Capstone's innovative Factory Protection Plan offering,” added Mr. Jamison.

Capstone's innovative Factory Protection Plan, or FPP, is a comprehensive maintenance program designed to give Capstone customers financial peace of mind by providing product life cycle costs at a fixed rate for both scheduled and unscheduled maintenance of the life of the microturbine system. Additionally, the recently updated FPP protects microturbine customers from potentially dramatic future increases in life cycle costs associated with changes in replacement spare parts pricing, commodity price increases, import tariffs, and interest rate changes.

About Capstone Turbine Corporation

Capstone Turbine Corporation (www.capstoneturbine.com) (NASDAQ: CPST) is the world's leading producer of highly efficient, low-emission, resilient microturbine energy systems. Capstone microturbines serve multiple vertical markets worldwide, including natural resources, energy efficiency, renewable energy, critical power supply, transportation and microgrids. Capstone offers a comprehensive product lineup via our direct sales team, as well as our global distribution network. Capstone provides scalable solutions from 30 kWs to 10 MWs that operate on a variety of fuels and are the ideal solution for today's multi-technology distributed power generation projects.

For customers with limited capital or short-term needs, Capstone offers rental systems; for more information, contact: rentals@capstoneturbine.com. To date, Capstone has shipped nearly 10,000 units to 83 countries and in FY20, saved customers an estimated $219 million in annual energy costs and 368,000 tons of carbon.

For more information about the company, please visit www.capstoneturbine.com. Follow Capstone Turbine on Twitter, LinkedIn, Instagram, Facebook and YouTube.

Cautionary Note Regarding Forward-Looking Statements

This release and the scheduled earnings announcement webcast contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, beliefs, plans, intentions, and strategies of the Company. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the ongoing effects of the COVID-19 pandemic; the availability of credit and compliance with the agreements governing the Company’s indebtedness; the Company’s ability to develop new products and enhance existing products; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; the Company’s ability to adequately protect its intellectual property rights; and the impact of pending or threatened litigation. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

“Capstone” and “Capstone Microturbine” are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.

CONTACT: Capstone Turbine Corporation

Investor and investment media inquiries:

818-407-3628

ir@capstoneturbine.com